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                                                                      APPENDIX A

                              PACIFIC ENTERPRISES

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                           EMPLOYEE STOCK OPTION PLAN

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                                       I
                                    PURPOSE

    The purpose of this Plan is to further the growth and development of Pacific Enterprises (the "Company") by strengthening the ability of the Company to attract and retain outstanding employees upon whose judgment, initiative and efforts the continued success of the Company is dependent, by providing employees with additional incentives for high levels of performance and by increasing the commonality of interests of employees and the Company's shareholders. This Plan seeks to accomplish these purposes by providing employees with a proprietary interest in the Company through the grant of stock options to purchase shares of the Company's Common Stock.

                                       II
                                 ADMINISTRATION

    This Plan shall be administered by the Compensation Committee of the Company's Board of Directors.

    The Compensation Committee shall, subject to the express provisions of this Plan, have full and final authority in its sole discretion:

        (a) To grant stock options to persons eligible for selection to participate in this Plan provided that no employee may be granted in any calendar year stock options to purchase more than an aggregate of 75,000 shares of the Company's Common Stock;

        (b) To determine the terms and conditions (which need not be identical) of each stock option;

        (c) To modify or amend any stock option granted under this Plan (except to reduce the option price thereof or increase the number of shares subject thereto, other than as required or permitted pursuant to Article IV of this
    Plan) or waive any restrictions or conditions applicable thereto or to the exercise thereof, provided that an optionee's rights may not be adversely affected in any material respect without the consent of the optionee.

        (d) To construe and interpret this Plan and any related stock option and define the terms employed herein and therein;

        (e) To prescribe, amend and rescind rules, regulations and policies for the administration of this Plan; and

        (f) To make all other determinations necessary or advisable with respect to this Plan and any stock option granted hereunder.

    The Compensation Committee, in its sole discretion and upon such terms and conditions as it may prescribe, may designate one or more officers or a committee of officers of the Company or its subsidiaries to exercise any or all of the foregoing authority of the Compensation Committee except authority with respect to the grant of stock options to, or stock options held by, any person who, at the time such authority is exercised, is subject to Section 16 of the Securities Act of 1934 in respect of equity securities of the Company.

    No member of the Board of Directors or the Compensation Committee or agent or designee thereof will be liable for any action or inaction in respect of this Plan or any stock option granted under this Plan.
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                                      III
                                 PARTICIPATION

    Officers and other employees of the Company or any of its subsidiaries (any corporation of which 50% or more of the issued and outstanding stock having ordinary voting rights is owned directly or indirectly by the Company or any other business entity or association of which 50% or more of the outstanding equity interest is so owned) shall be eligible for selection to participate in this Plan. Directors who are not also employees of the Company or its subsidiaries shall not be eligible for selection to participate in this Plan.

                                       IV
                        SHARES SUBJECT TO STOCK OPTIONS

    Stock options granted under this Plan shall be for the purchase of shares of Common Stock of the Company. The maximum number of shares as to which stock options may be granted under this Plan during 1994 shall be 830,000 shares. During each subsequent year the maximum number of shares as to which stock options may be granted under this Plan shall be a number of shares equal to 1% of the number of shares of the Company's Common Stock outstanding at the beginning of such year. If any stock option granted under this Plan shall for any reason expire or terminate during the year in which it is granted without having been exercised in full, then any unexercised shares which were subject to such option shall again be available for the grant of stock options under this Plan during such year.

    If the outstanding shares of the Company's Common Stock are increased or decreased as a result of split-up or consolidation thereof, stock dividend thereon or a similar transaction, or are changed into or exchanged for a different number or kind of securities as a result of a reclassification or recapitalization or of a reorganization, merger or consolidation then, in each such case, an appropriate and proportionate adjustment shall be made in the number and the kind of securities as to which stock options may be granted under this Plan and to any employee. A corresponding adjustment shall likewise be made in the number and kind of securities to which stock options then outstanding shall relate. Any such adjustment, however, in an outstanding stock option shall be made without change in the total purchase price applicable to the securities to which such stock option relates but with a corresponding adjustment in the option price for each such security.

                                       V
                             TERMS OF STOCK OPTIONS

    Each stock option granted under this Plan shall be subject to the following terms and conditions:

    (a) OPTION PRICE. The option price of each share purchasable upon exercise of a stock option shall be determined by the Compensation Committee but shall be not less than 100% of the fair market value of the shares subject to the stock option on the date the stock option is granted. Unless a higher option price is specified by the Compensation Committee, the option price of each share purchasable upon exercise of a stock option shall be 100% of the fair market value on the date the stock option is granted.

    (b) OPTION TERM. The term of each stock option shall be determined by the Compensation Committee. Unless a different term is specified by the Compensation Committee, the term of a stock option shall be for ten years from the date the stock option is granted.

    (c) EXERCISABILITY. Each stock option shall be exercisable either immediately or at such time or times as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee, a stock option shall become and remain exercisable in cumulative installments of 20% of the shares originally subject thereto on each of the first five anniversaries of the date the stock option is granted.

    (d) DIVIDEND EQUIVALENTS. Each stock option may provide for the payment upon the exercise of the stock option of dividend equivalents (the amount of dividends that would have been paid on the shares as to

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which  a stock option is exercised had the shares been outstanding from the date the stock option was granted) as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee, full dividend equivalents shall be paid by the Company in cash to the employee upon the exercise of a stock option.

    (e) TERMINATION OF EMPLOYMENT. Each option shall expire at such times following the optionee's termination of employment with the Company and its subsidiaries as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee:

        (1) Upon the termination of employment by reason of the retirement by the optionee after having attained age 60, a stock option shall expire on the earlier of (a) three years from the date of retirement or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment.

        (2) Upon the termination of employment by reason of the death of the optionee, a stock option shall expire on the earlier of (a) three years from the date of the employee's death or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment.

        (3) Upon the termination of employment for any other reason, a stock option shall expire on the earlier of (a) three months from the date of termination of employment or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment.

    (f) NON-TRANSFERABILITY. Each stock option shall be non-transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    (g) ADDITIONAL TERMS AND CONDITIONS. Each stock option shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as may be determined by the Compensation Committee including, without limitation, provisions for increases in the option price or changes in the term of the stock option, individual or corporate performance conditions to the exercisability of the stock option or the payment of dividend equivalents and limitations on amounts payable as dividend equivalents.

                                       VI
                               CHANGE IN CONTROL

    Upon the occurrence of a change in control of the Company:

        (a) Any time periods relating to the exercise of any stock option granted under this Plan and held by any optionee who is an employee of the Company or its subsidiaries at the time of the change of control shall be accelerated and any conditions to exercise shall immediately terminate so that the stock option may be immediately exercised in full; and

        (b) The Company shall, upon the request of any optionee granted a stock option under this Plan who is an employee of the Company or its subsidiaries at the time of the change of control, purchase the stock option for an amount of cash which could have been obtained upon the exercise of the stock option and sale of the shares subject thereto as if such option had been fully exercisable as to all such shares.

    The phrase "change in control of the Company" shall have such meaning as from time to time ascribed thereto by the Compensation Committee and set forth in any agreement relating to any incentive award granted under this Plan or by resolution of the Compensation Committee; provided, however, that notwithstanding the foregoing, a "change in control of the Company" shall be deemed to have occurred if:

        (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 but excluding any benefit plan for employees of the Company or its subsidiaries or any

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    trustee,  agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

        (b) During any two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

        (c) The shareholders of the Company shall have approved (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) any plan or proposal for the liquidation or dissolution of the Company.

    The Compensation Committee may make such further provisions with respect to a change in control of the Company as it shall deem equitable and in the best interests of the Company. Such provision may be made in any agreement relating to a stock option granted under this Plan, by amendment to any such option or by resolution of the Compensation Committee.

                                      VII
                       TERMINATION OF 1988 INCENTIVE PLAN

    Upon the approval of this Plan by shareholders of the Company, the Company's Stock Incentive Plan approved by the Company's Board of Directors and shareholders in 1988 shall terminate as to the grant of additional incentive awards.

                                      VIII
                               GENERAL PROVISIONS

    (a) Nothing in this Plan or in related agreement will confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any employee at any time with or without cause.

    (b) No employee (individually or as a member of a group) and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares allocated or reserved under this Plan or subject to any stock option except as to such shares, if any, that have been issued to such employee.

    (c) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with the exercise of any stock option.

    (d) No stock option and no right under this Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a stock option in the event of death of the employee granted the stock option.

    (e) No shares will be issued under this Plan or any stock option granted under this Plan unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the shares may be listed, have been fully met.

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    (f)   In the event that any  member of the Compensation Committee shall fail to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, the Board of Directors of the Company may appoint a committee of two or more directors, each of whom shall be a disinterested director and an outside director, to administer this Plan and, upon such appointment, such committee shall become the administrator of this Plan and shall succeed to all of the authority vested in the Compensation Committee by this Plan.

                                       IX
                           AMENDMENT AND TERMINATION

    The Board of Directors of the Company may at any time, suspend, amend, modify or terminate this Plan, provided that no amendment or modification shall become effective which, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, would:

        (i) materially increase the benefits accruing to participants in this Plan,

        (ii) materially increase the number of shares which may be issued under this Plan, or

       (iii)   materially  modify   the  requirements  as   to  eligibility  for
    participation in this Plan

unless approved by the affirmative vote of the holders of a majority of the Company's shares present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law. No such suspension, amendment, modification or termination of this Plan shall alter or impair any rights or obligations under any stock option theretofore granted under this Plan.

                                       X
                                 EFFECTIVE DATE

    This Plan shall be effective upon the adoption thereof by the Board of Directors of the Company subject to approval by the affirmative vote of the holders of a majority of the Company's shares present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California within twelve months following the date of the adoption of this Plan by the Board of Directors of the Company. Any stock option granted under this Plan prior to such approval shall be granted subject to such approval being so obtained.

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